Exhibit 4.1

Number		Shares

DARLINGTON MINES LTD.
INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA 100,000,000 SHARES COMMON STOCK AUTHORIZED,
$0.00001 PAR VALUE

CUSIP
SEE REVERSE
FOR
This		CERTAIN
certifies		DEFINITIONS
that
is the owner of

FULLY PAID AND NON-ASSESSABLE
SHARES OF COMMON STOCK OF

DARLINGTON MINES LTD.
transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the
Articles of Incorporation and Bylaws of the Corporation,
as now or hereafter amended. This certificate is not valid
unless countersigned by the Transfer Agent. WITNESS
the facsimile seal of the Corporation and the signature
of its duly authorized officers

PRESIDENT	[SEAL]	SECRETARY